Exhibit 99.1

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[LOGO]

Pollution Control Bond Financing

Investor Presentation

April 2006

[GRAPHIC]

NEW STRENGTH. NEW STRATEGY. NEW ENERGY.

Michael Hanson

President & CEO

NorthWestern Energy Today

Utility Service Territory

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•                  628,500 customers

•                           NWEC electric:       375,000

•                           NWEC gas:              253,500

•                  Approximately 123,000 square miles of service territory in South Dakota, Montana and Nebraska

•                  Total Assets: (1) $2,400 MM

•                  Total Capitalization: (1)(2) $1,480 MM

•                  Total Employees: (1) 1,353

(1)                                  As of 12/31/05.

(2)                                  Book capitalization calculated as short-term debt plus long-term debt plus shareholders’ equity.

Business Overview

Regulated Operations

NorthWestern Energy

•                  One of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 628,500 customers in Montana, South Dakota and Nebraska

Unregulated Operations

•                  Electric - Primarily consists of a lease of 30% of Colstrip Unit 4, a 740 MW coal-fired plant in Montana

•                  Gas - Gas supply and distribution services to high volume customers in SD/NE

Electric Operations

Montana

•                  Transmits and distributes electricity to 316,000 customers

•                  Revenue by customer class(1):  38.4% residential, 49.2% commercial, 8.1% industrial and 4.3% other

•                  Approximately 7,000 miles of transmission lines and 20,300 miles of distribution lines

South Dakota

•                  Generates, transmits and distributes electricity to 59,000 customers

•                  Revenue by customer class(1):  41.6% residential, 56.5% commercial/industrial and 1.9% other

•                  Approximately 3,200 miles of T&D lines

•                  Owns 310 net MW of power generation

Gas Operations

Montana

•                  170,000 customers (residential and commercial)

•                  3,700 miles of underground distribution pipelines

•                  2,000 miles of transmission pipelines

•                  16.2 Bcf of gas storage

South Dakota/Nebraska

•                  83,500 customers (residential and commercial)

•                  2,100 miles of distribution gas mains

(1) Data as percent of total electric rate schedule revenue for 2005A.

Significant Accomplishments in 2005

Operational Achievements

•                  Maintained high reliability service

•                  Received ServiceOne Award for second consecutive year

Financial Achievements

•                  Gross margin increased by 10.3% to $524 million during 2005 over 2004 reflecting growth in all four operating segments

•                  Operating income, excluding reorganization expenses and impairment charge, increased 31.7% to $152 million driven by gross margin growth

•                  Achieved targeted debt to capitalization ratio of 50%

•                  Completed divestiture of non-core assets

Regulatory Achievements

•                  Stipulation reached with Montana PSC to recover $4.6 million in natural gas costs previously disallowed

Resolution of Significant Litigation

•                  Bankruptcy case has almost all unsecured claims resolved except Magten matters

•                  Settled prior shareholder securities class action and derivative cases within policy limits

•                  Netexit plan of reorganization confirmed resulting in distributions to NWEC of $42 million in 2005 and additional $5 million in February 2006

•                  Settled NorthWestern v. PPL Montana breach of contract lawsuit and bankruptcy claims for payment by PPLM of $9 million

•                  Milltown Dam consent decree – Federal court approval granted

•                   Company obligation of $11.4 million fully funded

Purpose of the Refinancing

•                  Reduction in interest costs

Investment Highlights

•                  Premier regional T&D utility with strong and predictable cash flows

•                  Attractive and well-diversified mix of electric and natural gas customers provide stable growth

•                  Non-core asset sales completed

•                  Strong balance sheet driven by accelerated debt reduction and continued growth in earnings

•                  Improved capital structure and liquidity provides tremendous financial flexibility

•                  Proven management track record in successfully executing financial and operational strategies